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CUSIP NO. 961418100 (OLD CUSIP NO. 077410108)


                                                                    EXHIBIT 10.5

                Item 2 information relating to Mr. Robert Alpert.

         (a) Name: Robert Alpert

         (b) The address of the principal place of business and principal office of Mr. Alpert is 5301 Hollister, Ste 300, Houston, Texas 77040.

         (c) The principal occupation of Mr. Alpert is as President of Danro Corporation, Managing General Partner of affiliated partnerships.

         (d) Mr. Alpert has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

         (e) Mr. Alpert has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws

         (f) Mr. Alpert is a citizen of the United States.




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